Exhibit 1(c)
       FILED
    [ILLEGIBLE]
    MAY 12, 1987                                             CITY CLERK'S OFFICE
 SECRETARY OF STATE                                              [ILLEGIBLE]
CORPORATION DIVISION

                           SCUDDER CAPITAL GROWTH FUND

                 Amended Establishment and Designation of Series
                        of Shares of Beneficial Interest,
                            $0.01 Par Value Per Share

      The undersigned, being a majority of the Trustees of Scudder Capital Growth Fund, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 5.11 of the Declaration of Trust dated October 16, 1985, as amended (the "Declaration of Trust") of the Trust, hereby divide the shares of beneficial interest of the Trust into two separate series (each individually a "Fund" or collectively the "Funds"), each Fund hereby created having the following special and relative rights:

      1.    The Funds shall be designated as follows:

            Scudder Capital Growth Fund

            Scudder Equity Income Fund

      2. Each Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest, $0.01 par value per share, of each Fund ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund. The proceeds of sales of shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund.

      3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule.

      4. The shares of the Trust outstanding on the date hereof are hereby classified as shares of the Fund designated in Paragraph 1 above as Scudder Capital Growth Fund.

      5. The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, be allocated to the Fund designated in Paragraph 1 above as Scudder Capital Growth Fund and, hereafter, the assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 5.11 of the Declaration of Trust, except as provided below:

            (a) Costs incurred in connection with the organization, registration and public offering of shares of Scudder Equity Income Fund shall be amortized by such Fund over the lesser of the life of such Fund or the five year period beginning with the month that such Fund commences operations.

            (b) The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on the basis of their relative average daily net assets.

            (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Funds.

      6. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the special and relative rights of any such Fund, provided that such change shall not adversely affect the rights of shareholders of a Fund.


Dated: May 4, 1987


/s/ David S. Lee                              /s/ Edmund R. Swanberg
----------------------------------            ----------------------------------
David S. Lee                                  Edmund R. Swanberg


/s/ Paul Bancroft, III                        /s/ George S. Johnston
----------------------------------            ----------------------------------
Paul Bancroft, III                            George S. Johnston


/s/ John L. Casey                             /s/ Thomas J. Devine
----------------------------------            ----------------------------------
John L. Casey                                 Thomas J. Devine


/s/ Robert W. Lear                            /s/ Wilson Nolen
----------------------------------            ----------------------------------
Robert W. Lear                                Wilson Nolen


/s/ Gordon Shillinglaw
----------------------------------
Gordon Shillinglaw